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                                                                                                      EXHIBIT 11



                                                               THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                           ---------------------------   ---------------------------

                                                           JAN. 1, 1995   JAN. 2, 1994   JAN. 1, 1995   JAN. 2, 1994
                                                           ------------   ------------   ------------   ------------
NET INCOME PER SHARE WAS COMPUTED
AS FOLLOWS:

PRIMARY:
  1.  Net Income                                            $2,682,000     $1,419,000     $8,930,000     $2,530,000
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------

  2.  Weighted Average Common Shares Outstanding             7,214,590      7,167,192      7,188,024      7,161,116

  3.  Incremental Shares Under Stock Options and Warrants
      Computed Under the Treasury Stock Method Using the
      Average Market Price of Issuer's Stock During the
      Periods                                                  175,415         74,783        166,223         82,427
                                                            ----------     ----------     ----------     ----------

  4.  Weighted Average Common Shares and Common
      Equivalent Shares Outstanding                          7,390,005      7,241,975      7,354,247      7,243,543
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------

  5.  Net Income Per Share (Item 1 divided by Item 4)       $     0.36     $     0.20     $     1.21     $     0.35
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------


FULLY DILUTED:
  1.  Net Income                                            $2,682,000     $1,419,000     $8,930,000     $2,530,000
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------

  2.  Weighted Average Common Shares Outstanding             7,214,590      7,167,192      7,188,024      7,161,116

  3.  Incremental Shares Under Stock Options and Warrants
      Computed Under the Treasury Stock Method Using the
      Higher of the Average or Ending Market Price of
      Issuer's Stock at the End of the Periods                 174,757         74,783        215,684         89,079
                                                            ----------     ----------     ----------     ----------

  4.  Weighted Average Common Shares and Common
      Equivalent Shares Outstanding                          7,389,347      7,241,975      7,403,708      7,250,195
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------

  5.  Net Income Per Share (Item 1 divided by Item 4)       $     0.36     $     0.20     $     1.21     $     0.35
                                                            ----------     ----------     ----------     ----------
                                                            ----------     ----------     ----------     ----------
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